Exhibit 10.11

FORM OF

SAILPOINT TECHNOLOGIES HOLDINGS, INC.
2017 LONG TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

This Agreement is made and entered into as of the Date of Grant set forth in the Notice of Grant of Restricted Stock Units (“Notice of Grant”) by and between SailPoint Technologies Holdings, Inc., a Delaware corporation (the “Company”), and you;

WHEREAS, the Company, as part of your compensation as an employee and in order to induce you to materially contribute to the success of the Company, agrees to grant you this restricted stock unit award;

WHEREAS, the Company adopted the Plan (as defined in the Notice of Grant) under which the Company is authorized to grant restricted stock units to certain employees, directors and other service providers of the Company;

WHEREAS, a copy of the Plan has been furnished to you and shall be deemed a part of this Restricted Stock Unit Agreement (Employee Award) (“Agreement”) as if fully set forth herein and the terms capitalized but not defined herein shall have the meanings set forth in the Plan; and

WHEREAS, you desire to accept the restricted stock unit award made pursuant to this Agreement.

NOW, THEREFORE, in consideration of and mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:

1.The Grant.  Subject to the conditions set forth below, the Company hereby grants you effective as of the Date of Grant set forth in the Notice of Grant, as a matter of separate inducement but not in lieu of any cash or other compensation for your services for the Company, an award (the “Award”) consisting of the aggregate number of Shares set forth in the Notice of Grant in accordance with the terms and conditions set forth herein and in the Plan, plus the additional rights to receive possible dividend equivalents, in accordance with the terms and conditions set forth herein.

2.No Shareholder Rights.  The Restricted Stock Units (“RSUs”) granted pursuant to this Agreement do not and shall not entitle you to any rights of a holder of Shares prior to the date shares of Stock are issued to you in settlement of the Award.

3.Dividend Equivalents.  In the event that the Company declares and pays a dividend in respect of its outstanding Shares on or after the Date of Grant and, on the record date for such dividend, you hold RSUs granted pursuant to this Agreement that have not been settled, the Company shall pay to you an amount in cash equal to the cash dividends you would have received if you were the holder of record as of such record date, of the number of Shares related to the portion of your RSUs that have not been settled as of such record date, such payment (“Dividend Equivalents”) to be made on or promptly following the date that the Company pays such dividend (however, in no event shall the Dividend Equivalents be paid later than 30 days following the date on which the Company pays such dividend to its shareholders generally).

4.Restrictions; Forfeiture.  The RSUs are restricted in that they may not be sold, transferred or otherwise alienated or hypothecated until Shares are issued pursuant to Section 6 following the removal or expiration of the restrictions as contemplated in Section 5 of this Agreement and as described in the Notice of Grant.  In the event you cease to be an employee of the Company or its Affiliates for any reason prior to the applicable date(s) and time(s) set forth in the Notice of Grant, the RSUs that are not Vested on the date of such cessation of employment or service shall be immediately forfeited. With respect to the Award, the Company may, in its sole discretion, determine that if you are on leave of absence for any reason you will be considered to still be in the employ of the Company or its Affiliates, provided that rights to the RSUs during a leave of absence will be limited to the extent to which those rights were Vested when the leave of absence began.

5.Expiration of Restrictions and Risk of Forfeiture.  The restrictions on the RSUs granted pursuant to this Agreement will expire and the RSUs will become nonforfeitable as set forth in the Notice of Grant, provided that you remain an employee of the Company or its Affiliates until the applicable dates and times set forth therein.  RSUs that have become vested and non-forfeitable as provided in this Agreement are referred to herein as “Vested.”

6.Issuance of Stock.  Shares shall be issued to you in settlement of your RSUs to the extent your Award is Vested within 30 days following the date or event that caused the Award to become Vested.  At the time of settlement, the Company shall cause to be issued Shares registered in your name in payment of the Award.  The Company shall evidence the Stock to be issued in payment of the RSUs in the manner it deems appropriate.  The value of any fractional RSU shall be rounded down at the time Shares are issued to you.  No fractional Shares, nor the cash value of any fractional Shares, will be issuable or payable to you pursuant to this Agreement.  The value of Shares shall not bear any interest owing to the passage of time.  Neither this Section 6 nor any action taken pursuant to or in accordance with this Section 5 shall be construed to create a trust or a funded or secured obligation of any kind.

7.Payment of Taxes.  The Company may require you to pay to the Company (or the Company’s Affiliate if you are an employee of an Affiliate of the Company), an amount the Company deems necessary to satisfy its (or its Affiliate’s) current or future obligation to withhold federal, state or local income or other taxes that you incur as a result of the Award.  With respect to any tax withholding and to the extent permissible pursuant to Rule 16b-3 under the Exchange Act, you may (a) direct the Company to withhold from the Shares to be issued to you under this Agreement the number of Shares necessary or appropriate to satisfy the Company’s obligation to withhold taxes, which determination will be based on the Shares’ Fair Market Value at the time such determination is made; (b) deliver to the Company Shares sufficient to satisfy the Company’s tax withholding obligations, based on the Shares’ Fair Market Value at the time such determination is made; or (c) deliver cash to the Company sufficient to satisfy its tax withholding obligations.  If you desire to elect to use the stock withholding option described in subparagraph (a), you must make the election at the time and in the manner the Company prescribes.  The Company, in its discretion, may deny your request to satisfy its tax withholding obligations using a method described under subparagraph (a) or (b).  In the event the Company determines that the aggregate Fair Market Value of the Shares withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you must pay to the Company, in cash, the amount of that deficiency immediately upon the Company’s request.

8.Compliance with Securities Law.  Notwithstanding any provision of this Agreement to the contrary, the issuance of Shares will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Shares may then be listed.  No Shares will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed.  In addition, Shares will not be issued hereunder unless (a) a registration statement under the Securities Act, is at the time of issuance in effect with respect to the shares issued or (b) in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained.  As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.  From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make Shares available for issuance.

9.Legends.  The Company may at any time place legends referencing any restrictions imposed on the shares pursuant to Sections 4 and 8 of this Agreement on all certificates representing Shares issued with respect to this Award.

10.Right of the Company and Affiliates to Terminate Services.  Nothing in this Agreement confers upon you the right to continue in the employ of or performing services for the Company or any Affiliate, or interfere in any way with the rights of the Company or any Affiliate to terminate your employment or service relationship at any time.

11.Furnish Information.  You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation.

12.Remedies.  The parties to this Agreement shall be entitled to recover from each other reasonable attorneys’ fees incurred in connection with the successful enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

13.No Liability for Good Faith Determinations.  The Company and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the RSUs granted hereunder.

14.Execution of Receipts and Releases.  Any payment of cash or any issuance or transfer of RSUs or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, will, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder. In addition, the Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a general release of all claims in favor of the Company, any Affiliate and the employees, officers, stockholders or board members of the foregoing in such form as the Company may determine; provided, however, that any review period under such release will not modify the date of settlement with respect to your Award.

15.No Guarantee of Interests.  The Board and the Company do not guarantee the Stock of the Company from loss or depreciation.

16.Company Records.  Records of the Company or its Affiliates regarding your period of service, termination of service and the reason(s) therefor, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

17.Notice.  All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed or if earlier the date it is sent via certified United States mail.

18.Waiver of Notice.  Any person entitled to notice hereunder may waive such notice in writing.

19.Information Confidential.  As partial consideration for the granting of the Award hereunder, you hereby agree to keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that you have relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse and tax and financial advisors.  In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to you, as a factor weighing against the advisability of granting any such future award to you.  Nothing in this Agreement will prevent you from: (a) making a good faith report of possible violations of applicable law to any governmental agency or entity or (b) making disclosures that are protected under the whistleblower provisions of applicable law. For the avoidance of doubt, nothing herein shall prevent you from making a disclosure that: (i) is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, an individual who files a lawsuit for retaliation by an employer of reporting a suspected violation of law may make disclosures without violating this Section 19 to the attorney of the individual and use such information in the court proceeding.

20.Successors.  This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

21.Severability.  If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

22.Company Action.  Any action required of the Company shall be by resolution of the Board or by a person or entity authorized to act by resolution of the Board.

23.Headings.  The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

24.Governing Law.  All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of Delaware, without giving any effect to any conflict of law provisions thereof, except to the extent Delaware state law is preempted by federal law.  The obligation of the Company to sell and deliver Shares hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Shares.

25.Amendment.  This Agreement may be amended the Board or by the Committee at any time (a) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Award; or (b) other than in the circumstances described in clause (a) or provided in the Plan, with your consent.

26.Consent to Texas Jurisdiction and Venue.  You hereby consent and agree that state courts located in Travis County, Texas and the United States District Court located in Travis County, Texas each shall have personal jurisdiction and proper venue with respect to any dispute between you and the Company arising in connection with the Award or this Agreement.  In any dispute with the Company, you will not raise, and you hereby expressly waive, any objection or defense to any such jurisdiction as an inconvenient forum.

27.The Plan.  This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan.

28.Nonqualified Deferred Compensation Rules.  This Agreement is not intended to constitute a deferral of compensation within the meaning of Section 409A of the Code and shall be construed and interpreted in accordance with such intent.  Payment under this Agreement shall be made in a manner that will be exempt from or, notwithstanding the preceding sentence, comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee.  The applicable provisions of Section 409A of the Code are hereby incorporated by reference and shall control over any contrary provisions herein that conflict therewith.

29.No Entitlement or Claims for Compensation.  In connection with the acceptance of the grant of the Award under this Agreement, you acknowledge the following:

(a)the Plan is established voluntarily by the Company, the grant of the Award under the Plan is made at the discretion of the Committee and the Plan may be modified, amended, suspended or terminated by the Company at any time;

(b)the grant of the Award under the Plan is voluntary and occasional and does not create any contractual or other right to receive future grants of equity awards, or benefits in lieu of them, even if equity awards have been granted repeatedly in the past;

(c)all decisions with respect to future grants of awards, if any, will be at the sole discretion of the Committee;

(d)you are voluntarily participating in the Plan and acknowledge you have received a copy of the Plan;

(e)the Award and any amounts payable or property transferred under the Award are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company and which are outside the scope of your employment contract, if any;

(f)the Award and any amounts payable under the Award are not to be considered part of your normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, payment in lieu of notice, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(g)the Award and any amounts payable under the Award are not intended to replace any pension rights or compensation;

(h)the grant of the Award and your participation in the Plan will not be interpreted to form an employment contract or relationship with the Company;

(i)the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(j)you understand that the Company is not responsible for any foreign exchange fluctuation between the United States Dollar and your local currency that may affect the value of the Award or the Shares;

(k)in consideration of the grant of the Award, you shall have no rights, claim or entitlement to compensation or damages from the forfeiture of the Award or payments under the Award or diminution in the value of the Award as a result of your cessation of employment for any reason whatsoever (whether or not in breach of contract or local labor law) or notice to terminate employment having been given by either you or the Company, and you irrevocably release the Company from any such rights, entitlement or claim that may arise.  If, notwithstanding the foregoing, any such right or claim is found by a court of competent jurisdiction to have arisen, then, by accepting this Notice of Grant, you shall be deemed to have irrevocably waived your entitlement to pursue such rights or claim;

(l)your termination will result in loss of any unvested rights; and

(m)it is your express wish that this Agreement, as well as any other documents relating to this Agreement, have been and shall be drawn up in the English language only.

30.Country-Specific Terms.  Notwithstanding anything to the contrary herein, the Award shall be subject to the Country-Specific Terms attached hereto as Addendum A.  In addition, if you relocate to one of the countries included in the Country-Specific Terms, the special terms and conditions for such country will apply to you to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.  The Country-Specific Terms constitute part of this Agreement and are incorporated herein by reference.

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ADDENDUM A to THE restricted stock unit AGREEMENT

country-specific terms
for Participants outside the U.S.

These Country-Specific Terms include additional terms and conditions that govern the Restricted Stock Unit Award (the “Award”) granted to you under the Plan if you reside in one of the countries listed below.  Capitalized terms used but not defined in these Country-Specific Terms are defined in the Plan or the Agreement and have the meanings set forth therein.

AUSTRALIA

Foreign Exchange Notification

Reporting required for cash transactions in excess of A$10,000 and international fund transfers of any amount.

Settlement

Notwithstanding any discretion in the Plan or anything to the contrary in this Agreement, the grant of the Award does not provide you any right to receive a cash payment, and the Award may be settled only in Shares.

CANADA

Entitlements

Should a discrepancy exist between provisions of the Agreement, the Plan or the Notice of Grant and minimum entitlements provided for under federal or provisional employment standards legislation, the minimum entitlements provided for under employment standards legislation will prevail.

Settlement

Notwithstanding any discretion in the Plan or anything to the contrary in this Agreement, the grant of the Award does not provide you any right to receive a cash payment, and the Award may be settled only in Shares.

FRANCE

Foreign Exchange Notification

You must declare the transfer of currency to or from France.

Entitlements

Should a discrepancy exist between provisions of the Agreement, the Plan or the Notice of Grant and minimum entitlements provided for under federal or provisional employment standards legislation, the minimum entitlements provided for under employment standards legislation will prevail.

Settlement

Notwithstanding any discretion in the Plan or anything to the contrary in this Agreement, the grant of the Award does not provide you any right to receive a cash payment, and the Award may be settled only in Shares.

GERMANY

Foreign Exchange Controls

The Foreign Trade Regulation requires that German nationals or residents notify the German Central Bank of payments exceeding €12,500 to nonresident persons and entities.

Settlement

Notwithstanding any discretion in the Plan or anything to the contrary in this Agreement, the grant of the Award does not provide you any right to receive a cash payment, and the Award may be settled only in Shares.

HONG KONG

Settlement

Notwithstanding any discretion in the Plan or anything to the contrary in this Agreement, the grant of the Award does not provide you any right to receive a cash payment, and the Award may be settled only in Shares.

INDIA

Foreign Exchange Controls

Resident individuals may remit up to US $250,000 per financial year for any permitted current or capital account transaction but need to remit the funds separately from their personal accounts, after filing Form A-2 with their authorized dealer bank, and directly acquire foreign shares.

Alternatively, “general permission” has been given under Indian foreign exchange regulations, for an employee of the Indian subsidiary of a foreign company to indirectly acquire shares of the foreign parent company, as long as the conditions mentioned in the general permission are complied with. If these conditions are not met, Reserve Bank of India’s approval will need to be obtained.  Annual reporting is also required in case the “general permission” route is followed.

Generally, sale proceeds must be repatriated within 90 days of the transaction.

Tax Issues

Shares must be valued pursuant to applicable guidelines by a Securities and Exchange Board of India-registered, Category-1 merchant banker.

Settlement

Notwithstanding any discretion in the Plan or anything to the contrary in this Agreement, the grant of the Award does not provide you any right to receive a cash payment, and the Award may be settled only in Shares.

ISRAEL

Settlement

Notwithstanding any discretion in the Plan or anything to the contrary in this Agreement, the grant of the Award does not provide you any right to receive a cash payment, and the Award may be settled only in Shares.

Tax Issues

Under Section 102 of the Israeli Income Tax Ordinance, preferential tax rates may apply to certain types of trustee capital gains plans.  The Plan is not currently approved to provide preferential tax treatment under Section 102.

JAPAN

Foreign Exchange Notification

If an employee pays ¥30,000,000 or more, then a payment report must be filed with the Ministry of Finance via the Bank of Japan.

Settlement

Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement, the grant of the Award does not provide you any right to receive a cash payment, and the Award may be settled only in Shares.

NETHERLANDS

Settlement

Notwithstanding any discretion in the Plan or anything to the contrary in this Agreement, the grant of the Award does not provide you any right to receive a cash payment, and the Award may be settled only in Shares.

SINGAPORE

None

SWEDEN

Foreign Exchange Controls

Transfers out of Sweden exceeding SEK 150,000 are subject to notice requirements.

Settlement

Notwithstanding any discretion in the Plan or anything to the contrary in this Agreement, the grant of the Award does not provide you any right to receive a cash payment, and the Award may be settled only in Shares.

SWITZERLAND

Settlement

Notwithstanding any discretion in the Plan or anything to the contrary in this Agreement, the grant of the Award does not provide you any right to receive a cash payment, and the Award may be settled only in Shares.

U.K.

Settlement

Notwithstanding any discretion in the Plan or anything to the contrary in this Agreement, the grant of the Award does not provide you any right to receive a cash payment, and the Award may be settled only in Shares.